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                                                                EXHIBIT 23(b)
                                                                -------------



                        INDEPENDENT AUDITORS CONSENT



We consent to the incorporation by reference in this registration statement of The Providence Journal Company on Form S-8 of our report on the financial statements of King Holding Corp. and subsidiaries dated February 10, 1995, appearing in Registration Statement No. 33-57479 of The Providence Journal Company dated August 31, 1995.

We also consent to the reference to us under the heading "Experts" in the Prospectus which is a part of such registration statement.

                                                /s/Deloitte & Touche LLP



Boston, Massachusetts

October 31, 1995